EXHIBIT 23.1

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8, registering 1,750,000 shares of common stock pursuant to the 2001 Director Stock Option Plan and the 2001 Stock Option and Restricted Stock Plan, of our report dated March 27, 2001 included in Standard Microsystems Corporation's Form 10-K for the year ended February 28, 2001.

                                   Arthur Andersen LLP

New York, New York
July 23, 2001